Registration No. 333-131978

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mewbourne Energy Partners 06-A, L.P.
Mewbourne Energy Partners 07-A, L.P.
(Exact name of registrants)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	20-3791421 (I.R.S. Employer Identification No.)
3901 S. Broadway
Tyler, Texas 75701
(903) 561-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CURTIS W. MEWBOURNE	Copies to:
Mewbourne Development Corporation 3901 S. Broadway Tyler, Texas 75701 (903) 561-2900	A. WINSTON OXLEY ROBERT B. LITTLE Vinson & Elkins L.L.P. 3700 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201 (214) 220-7700
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number o the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
     On February 22, 2006, Mewbourne Energy Partners 06-A, L.P. and Mewbourne Energy Partners 07-A, L.P. (the “Registrant”) filed a registration statement on Form S-1 (No. 333-131978) (the “Registration Statement”) which registered an aggregate of 100,000 limited partner and general partner interests. The Registration Statement was declared effective by the Commission on July 11, 2006. In respect of Mewbourne Energy Partners 06-A, L.P., a total of 50,000 limited partner and general partner interests were sold under the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement deregisters the 50,000 limited partner and general partner interests that remain unsold under the Registration Statement as of the date hereof.
     The Registrant intends to carry forward any excess registration fees it paid in connection with the Registration Statement to be used in future registrations.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tyler, State of Texas, on February 5, 2007.

MEWBOURNE ENERGY PARTNERS 06-07 DRILLING PROGRAMS, consisting of Mewbourne Energy Partners 06-A, L.P., a Delaware limited partnership and Mewbourne Energy Partners 07-A, L.P., a Delaware limited partnership

By:	MEWBOURNE DEVELOPMENT CORPORATION, Managing Partner

By:	/s/ Curtis W. Mewbourne
CURTIS W. MEWBOURNE,
President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Curtis W. Mewbourne CURTIS W. MEWBOURNE	President and Director (Principal Executive Officer)	February 5, 2007

/s/ J. Roe Buckley J. ROE BUCKLEY	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 5, 2007

* DOROTHY M. CUENOD	Director	February 5, 2007

* RUTH M. BUCKLEY	Director	February 5, 2007

* JULIE M. GREENE	Director	February 5, 2007

*By:	/s/ J. Roe Buckley

	J. Roe Buckley Attorney-in-Fact	Director	February 5, 2007